Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Charles (269) 961-3799

Kellogg Company Reports Third Quarter 2017 Results and Reaffirms 2017 Guidance
BATTLE CREEK, Mich. - October 31, 2017 - Kellogg Company (NYSE: K) today announced third-quarter 2017 results and updated and reaffirmed its financial outlook for the full year 2017.

"Our third quarter played out as expected. Operating profit margin expansion got an added boost from the transition out of Direct-Store Delivery, and we posted another quarter of sequential improvement in our net sales performance,” said John Bryant, Kellogg Company’s chairman. “There was some timing benefit that comes out of the fourth quarter, but these results put us solidly on track to deliver on our full-year 2017 financial guidance, just as we welcome Steve Cahillane as the eleventh chief executive officer in our Company's history."

"I am honored and excited to be part of this great Company," said Steve Cahillane, chief executive officer. "In a few weeks, I have already confirmed everything that attracted me to the Company: Iconic brands, outstanding food, a special culture, and a will to win. The third quarter results and 2017 financial outlook are a testament to the strategy in place, as is the acquisition of RXBAR, which will serve as an additional platform for growth."

* All guidance and goals expressed in this press release are on a currency-neutral comparable basis. Expected net sales, margins, operating profit, operating profit margin and earnings per share are provided on a non-GAAP, currency-neutral comparable basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	September 30, 2017	October 1, 2016	% Change	September 30, 2017	October 1, 2016	% Change
Reported Net Sales	$3,273	$3,254	0.6%	$9,714	$9,917	(2.0)%
Comparable Net Sales *	$3,221	$3,247	(0.8)%	$9,561	$9,894	(3.4)%
Currency-Neutral Comparable Net Sales *	$3,200		(1.4)%	$9,595		(3.0)%

Reported Operating Profit	$464	$410	13.1%	$1,277	$1,297	(1.6)%
Comparable Operating Profit *	$568	$480	18.3%	$1,624	$1,504	8.0%
Currency-Neutral Comparable Operating Profit *	$564		17.5%	$1,635		8.7%

Reported Net Income	$297	$292	1.7%	$841	$747	12.6%
Comparable Net Income*	$367	$339	8.3%	$1,083	$999	8.4%
Currency-Neutral Comparable Net Income*	$363		7.1%	$1,093		9.4%

Reported Diluted Earnings Per Share	$0.85	$0.82	3.7%	$2.39	$2.11	13.3%
Comparable Diluted Earnings Per Share *	$1.05	$0.96	9.4%	$3.08	$2.82	9.2%
Currency-Neutral Comparable Diluted Earnings Per Share *	$1.05		9.4%	$3.11		10.3%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.

Third Quarter Consolidated Results:

•
Kellogg’s third quarter 2017 GAAP (or "reported") earnings per share increased by almost 4% from the prior-year quarter, as higher operating profit more than offset a higher effective tax rate. Non-GAAP, comparable earnings and currency-neutral comparable earnings per share were both up 9% from the year-earlier quarter.

•
Quarterly reported operating profit increased by 13%, and operating profit margin improved by 1.6 points. This was driven by strong productivity savings related to the Project K restructuring program, particularly this year's exit from its U.S. Snacks segment's Direct Store Delivery (DSD) system and its related elimination of overhead during the quarter. Currency-neutral comparable operating profit increased by 17% year on year, and its currency-neutral comparable operating profit margin improved by 2.8 points.

•	Third-quarter 2017 reported net sales increased year on year, due to the December 2016 acquisition of Parati in Brazil, as well as favorable currency translation. On a currency-neutral comparable basis, net sales declined modestly, principally reflecting previously announced list-price adjustments and other impacts in U.S. Snacks related to its transition from DSD.

Third Quarter Business Performance:
Please refer to the segment tables in the back of this document.
Kellogg Company's third-quarter net sales and operating profit performance continued to improve sequentially. Year on year, sales were reduced by the list-price adjustment and other impacts from transitioning out of DSD in U.S. Snacks, and remained pressured by softness in the health and wellness segment of the cereal category in the U.S. However, key elements of an improving second-half net sales performance took shape as anticipated, including the return to promotional activity and growth for Pringles in Europe; a return to growth in North America Other, led by accelerated consumption growth in Frozen Foods; and sequential improvement in Special K's global performance. Additionally, productivity savings accelerated with the closing of the DSD system in U.S. Snacks.
Kellogg North America’s net sales in the third quarter decreased on a reported and currency-neutral comparable basis, principally reflecting the aforementioned list-price adjustment and other impacts related to the transition out of DSD in U.S. Snacks, as well as continued consumption softness in U.S. cereal in traditional retail channels. The Region continued to make progress against key strategic priorities to improve future sales performance, and in the quarter North America Other stood out for its accelerated consumption and net sales growth. Reported operating profit decreased, due to higher restructuring charges and lower net sales, but currency-neutral comparable operating profit increased strongly because of cost savings accelerated by the elimination of DSD overhead during the quarter. Specifically, by segment:

•
The U.S. Snacks segment posted lower net sales, on both a reported and currency-neutral comparable basis. During the quarter the Company discontinued shipping through its DSD distribution system, reduced its workforce, and exited leases for its distribution centers, trucks, and other equipment. Accordingly, all sales are now made at a list-price that is reduced by a cost-to-serve for various DSD services no longer provided by the Company. U.S. Snacks' net sales were also affected by a pull-back in merchandising to facilitate customer transitions early in the quarter, and the impact of eliminating smaller, less productive stock-keeping units (SKUs). Higher up-front costs related to Project K restructuring, in line with forecasts, drove a decrease in reported operating profit, while currency-neutral comparable operating profit increased strongly year-on-year, as DSD-related overhead reductions more than offset an increase in brand investment aimed at improving top-line growth going forward.

•
The U.S. Morning Foods segment posted lower net sales on both a reported and currency-neutral comparable basis, as cereal category consumption remained soft, particularly in the health and wellness segment. Key taste-oriented cereal brands and Pop-Tarts toaster pastries continued to gain share in the quarter. The segment's reported operating profit declined due to higher restructuring charges, with a flat operating profit margin, while currency-neutral comparable operating profit and operating-profit margin increased, reflecting the strength of productivity initiatives.

•
The U.S. Specialty Channels segment posted another quarter of growth in reported and currency-neutral comparable net sales. The segment also delivered another quarter of strong reported and currency-neutral comparable operating profit and operating-profit margin.

•
The North America Other segment, which is comprised of the U.S. Frozen Foods, Kashi, and Canadian businesses, posted solid increases in reported and currency-neutral comparable net sales. Frozen Foods' sales growth accelerated in the quarter, with strong consumption and share performance for both Eggo and Morningstar Farms, each driven by innovation and favorable category dynamics. Canada's sales were flat, with increased share in both cereal and snacks. Kashi Company sales declined at a moderated rate, as renovated and new products are leading to increased share in cereal and stabilizing share in snack bars. On a reported and currency-neutral comparable basis, North America Other's operating profit and operating-profit margin increased strongly in the quarter.

Kellogg Europe posted higher reported net sales, due to favorable currency translation. Net sales declined modestly on a currency-neutral comparable basis, a sequential improvement in performance driven by a return to growth for Pringles across the Region, continued stabilization of cereal consumption in the U.K., and growth in emerging markets like Russia; these factors largely offset the impact of soft cereal consumption in Continental Europe. Operating profit decreased on a reported basis, owing to higher restructuring costs, and declined less on a currency-neutral comparable basis, as the impact of the sales decline was partially offset by the benefit of productivity savings.
In Latin America, reported net sales increased due to the December 2016 acquisition of Parati in Brazil, while currency-neutral comparable net sales were down because of continued economic softness and hurricane-related disruption in the Central America & Caribbean sub-region. These factors masked continued growth in Mexico and the rest of the Region. Latin America's operating profit decreased on a reported and currency-neutral comparable basis, due to lower sales in Central America and Caribbean, as well as currency-driven input cost inflation. Importantly, the integration of Parati is progressing well, with that business continuing to grow in spite of a challenging operating environment.
Reported and currency-neutral comparable net sales in Asia Pacific increased, led by continued broad-based growth in Asia, sustained momentum in Pringles across the Region, and stable sales in Australia, where our cereal business again grew share. Asia Pacific increased its operating profit and operating profit margin strongly on a reported and currency-neutral comparable basis. Not included in Asia Pacific's consolidated results is the performance of the Company's joint ventures in West Africa and China, both of which continued to grow net sales and operating profit on a reported and currency-neutral comparable basis.
Outlook for 2017*:
The Company reaffirmed its financial guidance for currency-neutral comparable net sales, operating profit, and earnings per share, as well as for cash flow. Specifically:

•	The Company continues to forecast a decline in currency-neutral comparable net sales of about (3)% in 2017, with no change to its estimates for the DSD exit's impact or for the rest of the business.

•
Guidance is reaffirmed for currency-neutral comparable operating profit growth, which the Company still expects will finish the year with 7-9% year on year growth. The Company's currency-neutral comparable operating profit margin remains on pace to improve by approximately 350 basis points from 2015 through 2018.

•
Guidance is also reaffirmed for earnings per share on a currency-neutral comparable basis. Specifically, the Company still expects growth of 8-10% year on year, off a 2016 base that excludes after-tax $0.02 from deconsolidated Venezuela results, to $4.03-4.09. The growth should be driven by the aforementioned 7-9% growth in operating profit, with roughly 1% of additional leverage from modestly lower shares outstanding and other items, which slightly more than offset a higher effective tax rate.

•
This earnings per share guidance excludes currency translation impact. Given the recent movement in key exchange rates, the Company now estimates this impact to be about $(0.03) after tax, which is roughly half of our previous estimate of $(0.06), and would imply a comparable-basis earnings per share of $4.00-4.06 for 2017.

•
Comparable-basis and currency-neutral comparable-basis earnings per share guidance by definition excludes up-front costs, principally related to the Project K program. These up-front costs are now expected to be after-tax $(0.65)-(0.75) per share, or $(325)-(375) million pretax, down from previous guidance of $(0.80)-(0.90) per share after tax and $(400)-(450) million pretax. This reflects timing and composition of activities, including one-time curtailment gains related to pension-plan amendments and workforce reductions. The EPS guidance also continues to exclude integration costs, related to the Company's acquisition in Brazil and other acquisitions. These integration costs are now expected to come in toward the low end of our previous guidance range of $(0.01)-(0.03) per share after-tax.

•
The Company also affirmed its guidance for 2017 cash flow. Specifically, it forecasts cash from operating activities should be approximately $1.6-1.7 billion, which after capital expenditure translates into cash flow of $1.1-1.2 billion.

“We are encouraged that we remain on track to deliver on our 2017 financial guidance, even amidst challenging industry conditions," added Mr. Cahillane.  “Going forward, strong productivity programs give us good visibility into cost savings, and we will continue to transform and drive this business back to top-line growth.”
Conference Call / Webcast
Kellogg will host a conference call to discuss results and outlook on Tuesday, October 31, 2017 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.
About Kellogg Company
At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2016 sales of about $13 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Non-GAAP Financial Measures
This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.
Non-GAAP financial measures used include comparable net sales, comparable gross margin, comparable SG&A, comparable operating profit, comparable operating profit margin, comparable effective tax rate, comparable net income, comparable diluted EPS, and cash flow. These non-GAAP financial measures are also evaluated for year-over-year growth and on a currency-neutral basis to evaluate the underlying growth of the business and to exclude the effect of foreign currency. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•
Comparable net sales: We adjust the GAAP financial measures to exclude the pre-tax effect of acquisitions, and divestitures. We excluded the items which we believe may obscure trends in the company's underlying net sales performance. By providing this non-GAAP net sales measure, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses this non-GAAP measure to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. This non-GAAP measure is also used to make decisions regarding the future direction of our business, and for resource allocation decisions. Currency-neutral comparable net sales represents comparable net sales excluding the impact of foreign currency.

•
Comparable gross profit, comparable gross margin, comparable SG&A, comparable SG&A%, comparable operating profit, comparable operating profit margin, comparable net income, and comparable diluted EPS: We adjust the GAAP financial measures to exclude the effect of Project K and cost reduction activities, acquisitions, divestitures, integration costs, mark-to-market adjustments for pension plans, commodities and certain foreign currency contracts, costs associated with the early redemption of debt outstanding, and costs associated with the prior-year Venezuela remeasurement. We excluded the items which we believe may obscure trends in the company's underlying profitability. The impact of acquisitions are not excluded from comparable diluted EPS. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Currency-neutral comparable represents comparable excluding foreign currency impact.

•
Comparable effective tax rate: We adjust the GAAP financial measure to exclude tax effect of Project K and cost reduction activities, divestitures, integration costs, mark-to-market adjustments for pension plans, commodities and certain foreign currency contracts, costs associated with the early redemption of debt outstanding, and costs associated with prior-year Venezuela remeasurement. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our underlying tax rate. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.

•
Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.
Forward-looking guidance for comparable net sales, comparable operating profit, comparable operating profit margin, comparable net income attributable to Kellogg, comparable diluted EPS, and cash flow is included in this press release. Guidance for net sales and operating profit excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation, prior-year remeasurement of the Venezuelan business, and other items that could affect comparability.  Guidance for earnings per share excludes the impact of mark-to-market adjustments, divestitures, integration costs, costs related to Project K, foreign-currency translation, prior-year remeasurement of the Venezuelan business, and other items that could affect comparability; it includes the impact of acquisitions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.
We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments, acquisitions or dispositions because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. As a result, these items are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.
    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance:

Reconciliation of Non-GAAP amounts - 2017 Full Year Guidance*
	Net sales	Operating profit	EPS
Currency-Neutral Comparable Guidance	(3.0%)	7.0% - 9.0%	$4.03 - $4.09
Foreign currency impact	(0.5%)	(0.6%)	($.03)
Comparable Guidance	(3.5%)	6.4% - 8.4%	$4.00 - $4.06

Impact of certain items that are excluded from Non-GAAP guidance:
Project K and cost reduction activities (pre-tax)	—	1.9% - (1.5%)	($1.07) - ($.93)
Integration costs (pre-tax)	—	0.3%	($.02)
Acquisitions/dispositions (pre-tax)	1.4%	0.7%	$.07
Income tax benefit applicable to adjustments, net**			$.31 - $.27
* 2017 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP, comparable and currency-neutral comparable basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.  The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(millions)
Approximate
Full Year 2017
Net cash provided by (used in) operating activities	$1,600 - $1,700
Additions to properties	($500)
Cash Flow	$1,100 - $1,200

The estimated full-year impact of foreign currency is calculated based on the difference between current-year forward rates and prior-year rates that were available at the end of the current reporting period for each currency in which the Company is expected to transact.  These rates were applied to forecasted revenue and expense activity for the remainder of the year to estimate year-over-year foreign currency impact.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, Zero-Based Budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K and zero-based budgeting as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K and Zero-Based Budgeting in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
Additional information concerning these and other factors can be found in our filings with the

Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$3,273	$3,254	$9,714	$9,917
Cost of goods sold	2,041	1,990	6,013	6,138
Selling, general and administrative expense	768	854	2,424	2,482
Operating profit	464	410	1,277	1,297
Interest expense	64	58	188	343
Other income (expense), net	(2)	3	(5)	7
Income before income taxes	398	355	1,084	961
Income taxes	104	62	248	215
Earnings (loss) from unconsolidated entities	3	(1)	5	1
Net income	$297	$292	$841	$747
Per share amounts:
Basic earnings	$0.86	$0.83	$2.41	$2.13
Diluted earnings	$0.85	$0.82	$2.39	$2.11
Dividends	$0.54	$0.52	$1.58	$1.52
Average shares outstanding:
Basic	345	350	348	350
Diluted	348	354	351	354
Actual shares outstanding at period end			345	351

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	September 30, 2017	October 1, 2016
Operating activities
Net income	$841	$747
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	366	357
Postretirement benefit plan expense (benefit)	(191)	(53)
Deferred income taxes	(20)	(26)
Stock compensation	53	45
Other	32	(3)
Postretirement benefit plan contributions	(33)	(29)
Changes in operating assets and liabilities, net of acquisitions	73	(17)
Net cash provided by (used in) operating activities	1,121	1,021
Investing activities
Additions to properties	(374)	(376)
Acquisitions, net of cash acquired	4	(21)
Investments in unconsolidated entities, net proceeds	14	27
Other	(7)	(11)
Net cash provided by (used in) investing activities	(363)	(381)
Financing activities
Net issuances (reductions) of notes payable	134	(749)
Issuances of long-term debt	656	2,061
Reductions of long-term debt	(626)	(1,230)
Net issuances of common stock	87	356
Common stock repurchases	(516)	(426)
Cash dividends	(550)	(533)
Net cash provided by (used in) financing activities	(815)	(521)
Effect of exchange rate changes on cash and cash equivalents	44	(24)
Increase (decrease) in cash and cash equivalents	(13)	95
Cash and cash equivalents at beginning of period	280	251
Cash and cash equivalents at end of period	$267	$346

Supplemental financial data:
Net cash provided by (used in) operating activities	$1,121	$1,021
Additions to properties	(374)	(376)
Cash Flow (operating cash flow less property additions) (a)	$747	$645

(a)	Non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" paragraph and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	September 30, 2017	December 31, 2016
	(unaudited)	*
Current assets
Cash and cash equivalents	$267	$280
Accounts receivable, net	1,512	1,231
Inventories:
Raw materials and supplies	327	315
Finished goods and materials in process	868	923
Other prepaid assets	198	191
Total current assets	3,172	2,940
Property, net of accumulated depreciation of $5,636 and $5,280	3,629	3,569
Investments in unconsolidated entities	432	438
Goodwill	5,135	5,166
Other intangibles, net of accumulated amortization of $62 and $54	2,442	2,369
Other assets	831	629
Total assets	$15,641	$15,111
Current liabilities
Current maturities of long-term debt	$410	$631
Notes payable	572	438
Accounts payable	2,140	2,014
Accrued advertising and promotion	552	436
Accrued income taxes	38	47
Accrued salaries and wages	277	318
Other current liabilities	658	590
Total current liabilities	4,647	4,474
Long-term debt	7,216	6,698
Deferred income taxes	411	525
Pension liability	933	1,024
Other liabilities	491	464
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	851	806
Retained earnings	6,862	6,571
Treasury stock, at cost	(4,425)	(3,997)
Accumulated other comprehensive income (loss)	(1,466)	(1,575)
Total Kellogg Company equity	1,927	1,910
Noncontrolling interests	16	16
Total equity	1,943	1,926
Total liabilities and equity	$15,641	$15,111
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

	Quarter ended September 30, 2017				Year-to-date period ended September 30, 2017
(Results are unaudited)	Net sales	Cost of goods sold	Selling, general and administrative expense	Operating profit	Net sales	Cost of goods sold	Selling, general and administrative expense	Operating profit
Mark-to-market	$—	$69	$35	$(104)	$—	$90	$28	$(118)
Project K and cost reduction activities	—	(9)	10	(1)	—	26	213	(239)
Integration and transaction costs	—	—	1	(1)	—	—	2	(2)
Acquisitions	52	30	20	2	153	88	53	12
Foreign currency impact	21	11	6	4	(34)	(24)	1	(11)
Comparable adjustments	$73	$101	$72	$(100)	$119	$180	$297	$(358)

	Quarter ended October 1, 2016				Year-to-date period ended October 1, 2016
(Results are unaudited)	Net sales	Cost of goods sold	Selling, general and administrative expense	Operating profit	Net sales	Cost of goods sold	Selling, general and administrative expense	Operating profit
Mark-to-market	$—	$3	$28	$(31)	$—	$12	$23	$(35)
Project K and cost reduction activities	—	12	28	(40)	—	66	98	(164)
Integration and transaction costs	—	—	2	(2)	—	1	2	(3)
Venezuela operations impact	7	5	(1)	3	23	14	1	8
Venezuela remeasurement	—	—	—	—	—	12	1	(13)
Comparable adjustments	$7	$20	$57	$(70)	$23	$105	$125	$(207)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Adjustments to Reconcile As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

	Quarter ended September 30, 2017				Year-to-date period ended September 30, 2017
(Results are unaudited)	Interest expense	Income taxes	Net income (loss)	Per share amount: Diluted	Interest expense	Income taxes	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$—	$—	$(104)	$(0.30)	$—	$—	$(118)	$(0.34)
Project K and cost reduction activities (pre-tax)	—	—	(1)	—	—	—	(239)	(0.68)
Integration and transaction costs (pre-tax)	—	—	(1)	—	—	—	(2)	—
Income tax benefit applicable to adjustments, net*	—	(36)	36	0.10	—	(117)	117	0.33
Foreign currency impact	—	1	4	—	—	—	(10)	(0.03)
Comparable adjustments	$—	$(35)	$(66)	$(0.20)	$—	$(117)	$(252)	$(0.72)

	Quarter ended October 1, 2016				Year-to-date period ended October 1, 2016
(Results are unaudited)	Interest expense	Income taxes	Net income (loss)	Per share amount: Diluted	Interest expense	Income taxes	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$—	$—	$(31)	$(0.09)	$—	$—	$(35)	$(0.10)
Project K and cost reduction activities (pre-tax)	—	—	(40)	(0.11)	—	—	(164)	(0.46)
Other costs impacting comparability (pre-tax)	—	—	—	—	153	—	(153)	(0.43)
Integration and transaction costs (pre-tax)	—	—	(2)	(0.01)	—	—	(3)	(0.01)
Venezuela operations impact (pre-tax)	—	—	3	—	—	—	8	0.01
Venezuela remeasurement (pre-tax)	—	—	—	—	—	—	(11)	(0.03)
Income tax benefit applicable to adjustments, net*	—	(23)	23	0.07	—	(106)	106	0.31
Comparable adjustments	$—	$(23)	$(47)	$(0.14)	$153	$(106)	$(252)	$(0.71)
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Quarter ended September 30, 2017
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$710	$760	$290	$420	$2,180	$599	$240	$254	$—	$3,273
Acquisitions	—	—	—	—	—	4	48	—	—	52
Comparable net sales	$710	$760	$290	$420	$2,180	$595	$192	$254	$—	$3,221
Foreign currency impact	—	—	—	7	7	7	6	1	—	21
Currency-neutral comparable net sales	$710	$760	$290	$413	$2,173	$588	$186	$253	$—	$3,200
Quarter ended October 1, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$733	$796	$284	$402	$2,215	$594	$197	$248	$—	$3,254
Venezuela operations impact	—	—	—	—	—	—	7	—	—	7
Comparable net sales	$733	$796	$284	$402	$2,215	$594	$190	$248	$—	$3,247
% change - 2017 vs. 2016:
Reported growth	(3.0)%	(4.5)%	1.9%	4.4%	(1.6)%	0.8%	21.5%	2.9%	—%	0.6%
Acquisitions	—%	—%	—%	—%	—%	0.7%	24.4%	—%	—%	1.6%
Venezuela operations impact	—%	—%	—%	—%	—%	—%	(4.0)%	—%	—%	(0.2)%
Comparable growth	(3.0)%	(4.5)%	1.9%	4.4%	(1.6)%	0.1%	1.1%	2.9%	—%	(0.8)%
Foreign currency impact	—%	—%	—%	1.5%	0.3%	1.2%	3.2%	0.9%	—%	0.6%
Currency-neutral comparable growth	(3.0)%	(4.5)%	1.9%	2.9%	(1.9)%	(1.1)%	(2.1)%	2.0%	—%	(1.4)%
Volume (tonnage)					(1.0)%	(2.5)%	(8.2)%	2.7%	—%	(1.6)%
Pricing/mix					(0.9)%	1.4%	6.1%	(0.7)%	—%	0.2%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Year-to-date period ended September 30, 2017
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$2,108	$2,344	$961	$1,204	$6,617	$1,677	$696	$724	$—	$9,714
Acquisitions	—	—	—	1	1	11	141	—	—	153
Comparable net sales	$2,108	$2,344	$961	$1,203	$6,616	$1,666	$555	$724	$—	$9,561
Foreign currency impact	—	—	—	6	6	(55)	(1)	16	—	(34)
Currency-neutral comparable net sales	$2,108	$2,344	$961	$1,197	$6,610	$1,721	$556	$708	$—	$9,595
Year-to-date period ended October 1, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$2,227	$2,431	$931	$1,222	$6,811	$1,821	$593	$692	$—	$9,917
Venezuela operations impact	—	—	—	—	—	—	23	—	—	23
Comparable net sales	$2,227	$2,431	$931	$1,222	$6,811	$1,821	$570	$692	$—	$9,894
% change - 2017 vs. 2016:
Reported growth	(5.3)%	(3.6)%	3.2%	(1.5)%	(2.9)%	(7.9)%	17.3%	4.7%	—%	(2.0)%
Acquisitions	—%	—%	—%	0.1%	—%	0.6%	23.7%	—%	—%	1.6%
Venezuela operations impact	—%	—%	—%	—%	—%	—%	(3.8)%	—%	—%	(0.2)%
Comparable growth	(5.3)%	(3.6)%	3.2%	(1.6)%	(2.9)%	(8.5)%	(2.6)%	4.7%	—%	(3.4)%
Foreign currency impact	—%	—%	—%	0.4%	0.1%	(3.0)%	(0.2)%	2.4%	—%	(0.4)%
Currency-neutral comparable growth	(5.3)%	(3.6)%	3.2%	(2.0)%	(3.0)%	(5.5)%	(2.4)%	2.3%	—%	(3.0)%
Volume (tonnage)					(3.3)%	(7.4)%	(7.2)%	1.0%	—%	(4.1)%
Pricing/mix					0.3%	1.9%	4.8%	1.3%	—%	1.1%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Quarter ended September 30, 2017
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$141	$14	$76	$65	$296	$72	$23	$25	$48	$464
Mark-to-market	—	—	—	—	—	—	—	—	(104)	(104)
Project K and cost reduction activities	(14)	(106)	—	(4)	(124)	(13)	(2)	(1)	139	(1)
Integration and transaction costs	—	—	—	—	—	—	(1)	—	—	(1)
Acquisitions	—	—	—	—	—	(1)	3	—	—	2
Comparable	155	120	76	69	420	86	23	26	13	568
Foreign currency impact	—	—	—	2	2	3	—	—	(1)	4
Currency-neutral comparable	$155	$120	$76	$67	$418	$83	$23	$26	$14	$564
Quarter ended October 1, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$144	$78	$68	$43	$333	$78	$27	$21	$(49)	$410
Mark-to-market	—	—	—	—	—	—	—	—	(31)	(31)
Project K and cost reduction activities	(4)	(8)	(1)	(7)	(20)	(6)	(2)	(2)	(10)	(40)
Integration and transaction costs	—	—	—	—	—	(1)	1	—	(2)	(2)
Venezuela operations impact	—	—	—	—	—	—	3	—	—	3
Comparable	$148	$86	$69	$50	$353	$85	$25	$23	$(6)	$480
% change - 2017 vs. 2016:
Reported growth	(2.6)%	(82.5)%	12.2%	52.8%	(11.2)%	(9.2)%	(13.2)%	18.7%	197.0%	13.1%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	(721.7)%	(15.6)%
Project K and cost reduction activities	(6.8)%	(121.3)%	0.7%	12.7%	(30.3)%	(9.3)%	(1.7)%	7.0%	647.7%	10.3%
Integration and transaction costs	—%	—%	—%	0.2%	—%	1.3%	(3.5)%	0.8%	(28.0)%	0.4%
Acquisitions	—%	—%	—%	—%	—%	(0.3)%	8.7%	—%	—%	0.4%
Venezuela operations impact	—%	—%	—%	—%	—%	—%	(9.8)%	—%	(1.4)%	(0.7)%
Comparable growth	4.2%	38.8%	11.5%	39.9%	19.1%	(0.9)%	(6.9)%	10.9%	300.4%	18.3%
Foreign currency impact	—%	—%	—%	2.0%	0.3%	2.0%	2.3%	0.2%	4.4%	0.8%
Currency-neutral comparable growth	4.2%	38.8%	11.5%	37.9%	18.8%	(2.9)%	(9.2)%	10.7%	296.0%	17.5%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Year-to-date period ended September 30, 2017
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$477	$(8)	$242	$173	$884	$214	$82	$66	$31	$1,277
Mark-to-market	—	—	—	—	—	—	—	—	(118)	(118)
Project K and cost reduction activities	(16)	(305)	(1)	(13)	(335)	(21)	(6)	(5)	128	(239)
Integration and transaction costs	—	—	—	—	—	—	(2)	—	—	(2)
Acquisitions	—	—	—	(2)	(2)	(1)	15	—	—	12
Comparable	$493	$297	$243	$188	$1,221	$236	$75	$71	$21	$1,624
Foreign currency impact	—	—	—	1	1	(8)	(3)	2	(3)	(11)
Currency-neutral comparable	$493	$297	$243	$187	$1,220	$244	$78	$69	$24	$1,635
Year-to-date period ended October 1, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$457	$230	$214	$135	$1,036	$216	$70	$50	$(75)	$1,297
Mark-to-market	—	—	—	—	—	—	—	—	(35)	(35)
Project K and cost reduction activities	(13)	(62)	(4)	(20)	(99)	(34)	(6)	(6)	(19)	(164)
Integration and transaction costs	—	—	—	—	—	(2)	1	—	(2)	(3)
Venezuela operations impact	—	—	—	—	—	—	8	—	—	8
Venezuela remeasurement	—	—	—	—	—	—	(13)	—	—	(13)
Comparable	$470	$292	$218	$155	$1,135	$252	$80	$56	$(19)	$1,504
% change - 2017 vs. 2016:
Reported growth	4.3%	(103.7)%	13.2%	28.8%	(14.7)%	(1.2)%	17.6%	32.7%	141.1%	(1.6)%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	(335.9)%	(6.3)%
Project K and cost reduction activities	(0.6)%	(105.3)%	1.6%	8.2%	(22.2)%	5.0%	0.7%	5.8%	270.8%	(4.5)%
Integration and transaction costs	—%	—%	—%	0.1%	0.1%	0.7%	(3.0)%	1.0%	(8.3)%	0.1%
Acquisitions	—%	—%	—%	(1.2)%	(0.2)%	(0.3)%	19.2%	—%	—%	0.8%
Venezuela operations impact	—%	—%	—%	—%	—%	—%	(13.0)%	—%	(1.6)%	(0.6)%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	18.4%	—%	—%	0.9%
Comparable growth	4.9%	1.6%	11.6%	21.7%	7.6%	(6.6)%	(4.7)%	25.9%	216.1%	8.0%
Foreign currency impact	—%	—%	—%	0.5%	0.1%	(3.3)%	(2.8)%	3.4%	(15.9)%	(0.7)%
Currency-neutral comparable growth	4.9%	1.6%	11.6%	21.2%	7.5%	(3.3)%	(1.9)%	22.5%	232.0%	8.7%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Comparable Operating Margin

	Quarter ended September 30, 2017
	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
	Basis points change										%
Reported	—	(8.0)	2.4	4.9	(1.4)	(1.3)	(3.8)	1.3	—	1.6	14.2%
Mark-to-market	—	—	—	—	—	—	—	—	—	(2.2)	(3.1)%
Project K and cost reduction activities	(1.5)	(12.9)	0.1	0.7	(4.7)	(1.2)	0.1	0.4	—	1.2	(0.1)%
Integration and transaction costs	—	—	—	—	—	0.2	(0.4)	0.1	—	—	—%
Acquisitions	—	—	—	—	—	(0.1)	(1.5)	—	—	(0.2)	(0.2)%
Venezuela operations impact	—	—	—	—	—	—	(1.0)	—	—	—	—%
Comparable	1.5	4.9	2.3	4.2	3.3	(0.2)	(1.0)	0.8	—	2.8	17.6%
Foreign currency impact	—	—	—	—	—	0.1	—	—	—	—	—%
Currency-neutral comparable	1.5	4.9	2.3	4.2	3.3	(0.3)	(1.0)	0.8	—	2.8	17.6%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Comparable Operating Margin

	Year-to-date period ended September 30, 2017
	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
	Basis points change										%
Reported	2.0	(9.9)	2.2	3.4	(1.8)	0.8	0.1	1.9	—	—	13.1%
Mark-to-market	—	—	—	—	—	—	—	—	—	(1.0)	(1.3)%
Project K and cost reduction activities	(0.3)	(10.5)	0.2	0.5	(3.5)	0.5	0.2	0.2	—	(0.7)	(2.4)%
Integration and transaction costs	—	—	—	0.1	—	0.1	(0.3)	0.1	—	—	—%
Acquisitions	—	—	—	(0.1)	(0.1)	(0.1)	(0.7)	—	—	(0.2)	(0.2)%
Venezuela operations impact	—	—	—	—	—	—	(1.0)	—	—	(0.1)	—%
Venezuela remeasurement	—	—	—	—	—	—	2.2	—	—	0.2	—%
Comparable	2.3	0.6	2.0	2.9	1.8	0.3	(0.3)	1.6	—	1.8	17.0%
Foreign currency impact	—	—	—	—	—	(0.1)	(0.4)	—	—	—	—%
Currency-neutral comparable	2.3	0.6	2.0	2.9	1.8	0.4	0.1	1.6	—	1.8	17.0%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate to Comparable Effective Tax Rate

	Quarter ended		Year-to-date period ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Reported effective tax rate	26.3%	17.5%	22.9%	22.3%
Mark-to-market	(2.0)%	(1.8)%	(1.0)%	(0.3)%
Project K and cost reduction activities	0.5%	(0.8)%	(1.4)%	(0.5)%
Other costs impacting comparability	—%	—%	—%	(1.4)%
Venezuela operations impact	—%	0.1%	—%	—%
Venezuela remeasurement	—%	—%	—%	0.2%
Comparable effective tax rate	27.8%	20.0%	25.3%	24.3%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - As Reported to Currency-Neutral Comparable Earnings Per Share

	Quarter ended		Year-to-date period ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Reported EPS	$0.85	$0.82	$2.39	$2.11
Mark-to-Market (pre-tax)	(0.30)	(0.09)	(0.34)	(0.10)
Project K and Cost Reduction Activities (pre-tax)	—	(0.11)	(0.68)	(0.46)
Other Costs Impacting Comparability (pre-tax)	—	—	—	(0.43)
Integration and Transaction Costs (pre-tax)	—	(0.01)	—	(0.01)
Venezuela operations impact (pre-tax)	—	—	—	0.01
Remeasurement of Venezuelan Business (pre-tax)	—	—	—	(0.03)
Income Tax Benefit Applicable to Adjustments, Net*	0.10	0.07	0.33	0.31
Comparable EPS	1.05	0.96	3.08	2.82

Foreign Exchange	—		(0.03)

Currency-Neutral Comparable EPS	$1.05		$3.11
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Significant items impacting comparability
Project K and cost reduction activities
In February 2017, the Company announced an expansion and an extension to its previously-announced global efficiency and effectiveness program ("Project K"). Project K is expected to continue generating a significant amount of savings that may be invested in key strategic areas of focus for the business. The Company expects that these savings may be used to drive future growth in the business. We recorded pre-tax charges related to this program of $1 million and $238 million for the quarter and year-to-date periods ended September 30, 2017, respectively. We also recorded pre-tax charges of $36 million and $143 million for the quarter and year-to-date periods ended October 1, 2016, respectively.

In 2015 we initiated the implementation of a Zero-Based Budgeting (ZBB) program in our North America business. During 2016 ZBB was expanded to include international segments of the business. In support of the ZBB initiative, we incurred pre-tax charges of $1 million for the year-to-date period ended September 30, 2017. We also incurred pre-tax charges of $4 million and $21 million for the quarter and year-to-date periods ended October 1, 2016, respectively.

Acquisitions
In December 2016, the Company acquired Ritmo Investimentos, controlling shareholder of Parati S/A, Afical Ltda and Padua Ltda ("Parati Group"), a leading Brazilian food group. In our Latin America reportable segment, for the quarter ended September 30, 2017 the acquisition added $48 million in net sales and $3 million of operating profit (before integration costs) that impacted the comparability of our reported results. For the year-to-date period ended September 30, 2017 the acquisition added $141 million in net sales and $15 million of operating profit (before integration costs) that impacted the comparability of our reported results.

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded pre-tax mark-to-market charges of $104 million and $31 million for quarters ended September 30, 2017 and October 1, 2016, respectively, and $118 million and $35 million for the year-to-date periods ended September 30, 2017 and October 1, 2016, respectively. Included within the aforementioned charges are pre-tax mark-to-market charges for pension plans of $76 million and $28 million for the quarters ended September 30, 2017 and October 1, 2016, respectively, and $73 million and $62 million for the year-to-date periods ended September 30, 2017 and October 1, 2016, respectively.

Other costs impacting comparability
During the quarter ended April 2, 2016, we redeemed $475 million of our 7.45% U.S. Dollar Debentures due 2031. In connection with the debt redemption, we incurred $153 million of interest expense, consisting primarily of a premium on the tender offer and also including accelerated losses on pre-issuance interest rate hedges, acceleration of fees and debt discount on the redeemed debt and fees related to the tender offer.

Venezuela
There was a material change in the business environment, including a worsening of our access to key raw materials subject to restrictions, and a related significant drop in production volume in the fourth quarter of 2016. These supply chain disruptions, along with other factors such as the worsening economic environment in Venezuela and the limited access to dollars to import goods through the use of any of the available currency mechanisms, have impaired our ability to effectively operate and fully control our Venezuelan subsidiary.

As of December 31, 2016, we deconsolidated and changed to the cost method of accounting for our Venezuelan subsidiary. For the quarter ended October 1, 2016 the deconsolidation reduced net sales by $7 million and operating profit by $3 million which impacted the comparability of our reported results. For the year-to-date period ended October 1, 2016 the deconsolidation reduced net sales by $23 million and operating profit by $8 million which impacted the comparability of our reported results.

In 2016 certain non-monetary assets related to our Venezuelan subsidiary continued to be remeasured at historical exchange rates. As these assets were utilized by our Venezuelan subsidiary during 2016 they were recognized in the income statement at historical exchange rates resulting in an unfavorable impact. As a result of the utilization of the remaining non-monetary assets, we experienced an unfavorable operating profit impact of $13 million for year-to-date periods ended October 1, 2016, primarily impacting COGS.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.